EXHIBIT 99.1

LHC Group Announces First Quarter 2011 Results

Highlights:

  Net service revenue was $161.8 million for the first quarter of 2011;
  Diluted earnings per share was $0.42 for the first quarter of 2011;
  Organic growth in total new admissions was 11.8% for the first quarter of 2011; and
  Company reaffirms FY 2011 guidance.

LAFAYETTE, La., May 4, 2011 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three months ended March 31, 2011.

Financial Results for the First Quarter

  Net service revenue for the first quarter of 2011 increased to $161.8 million compared with $145.2 million for the same period in 2010.
  Days sales outstanding, or DSO, for the three months ended March 31, 2011, was 45 days.
  Net income attributable to LHC Group for the first quarter of 2011 decreased to $7.7 million compared with $11.7 million for the same period in 2010.
  Diluted earnings per share decreased to $0.42 for the first quarter of 2011 compared with $0.64 for the same period in 2010.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, "I am very proud of our team for their outstanding performance in the first quarter, as we adapted to a 5.2% reimbursement cut and prepared for the face to face requirements and the new therapy rules that went into effect on April 1st. In spite of the reimbursement and regulatory challenges we faced in the quarter, we continued to improve quality outcomes and gain market share, as evidenced by our double digit organic admissions growth. I have never been more proud of our team's ability to successfully navigate change, while at the same time continuing to fulfill our commitment to providing the highest quality care to the growing number of patients, families and communities we are privileged to serve."

Guidance

The Company reaffirms its guidance issued on March 2, 2011, of net revenue in the range of $660 million to $670 million and fully diluted earnings per share in the range of $2.15 to $2.25. This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, or de novo locations, if opened, or future reimbursement changes, if any.

Conference Call

LHC Group will host a conference call on Thursday, May 5, 2011, at 11:00 a.m. Eastern time to discuss its first quarter 2011 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, May 12, 2011, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 44146917. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	March 31, 2011	Dec. 31, 2010

ASSETS

Current assets:
Cash	$388	$288
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $8,735 and $9,769, respectively	80,412	80,055
Other receivables	2,669	5,094
Amounts due from governmental entities	877	429
Total receivables, net	83,958	85,578
Deferred income taxes	6,130	5,941
Prepaid income taxes	9,663	5,326
Prepaid expenses and other current assets	9,531	10,015
Total current assets	109,670	107,148
Property, building and equipment, net of accumulated depreciation of $17,053 and $15,329, respectively	28,633	26,862
Goodwill	162,804	157,338
Intangible assets, net of accumulated amortization of $1,722 and $1,499, respectively	57,752	54,051
Advance payment on acquisitions	2,622	6,947
Other assets	5,781	4,959
Total assets	$367,262	$357,305

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$17,115	$21,017
Salaries, wages and benefits payable	30,964	27,289
Amounts due to governmental entities	3,159	3,159
Total current liabilities	51,238	51,465
Deferred income taxes	19,657	16,817
Total liabilities	70,895	68,282
Noncontrolling interest- redeemable	12,148	13,535
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,320,226 and 21,180,286 shares issued and 18,276,438 and 18,172,022 shares outstanding, respectively	183	181
Treasury stock – 3,043,788 and 3,008,264 shares at cost, respectively	(5,499)	(4,453)
Additional paid-in capital	92,508	91,017
Retained earnings	194,690	186,996
Total LHC Group, Inc. stockholders' equity	281,882	273,741
Noncontrolling interest- non-redeemable	2,337	1,747
Total equity	284,219	275,488
Total liabilities and equity	$367,262	$357,305

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Net service revenue	$161,783	$145,161
Cost of service revenue	88,956	73,988
Gross margin	72,827	71,173
Provision for bad debts	2,562	2,059
General and administrative expenses	55,040	45,767
Operating income	15,225	23,347
Interest expense	(94)	(24)
Non-operating income	172	29
Income before income taxes and noncontrolling interest	15,303	23,352
Income tax expense	5,161	7,510
Net income	10,142	15,842
Less net income attributable to noncontrolling interest	2,448	4,218
Net income attributable to LHC Group, Inc.	7,694	11,624
Redeemable noncontrolling interest	–	41
Net income attributable to LHC Group, Inc.'s common stockholders	$7,694	$11,665

Earnings per share – basic and diluted:
Income attributable to LHC Group, Inc.	$0.42	$0.64
Redeemable noncontrolling interest	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$0.42	$0.64

Weighted average shares outstanding:
Basic	18,215,831	18,041,563
Diluted	18,351,637	18,179,013

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Operating activities
Net income	$10,142	$15,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,017	1,534
Provision for bad debts	2,562	2,059
Stock-based compensation expense	1,010	942
Deferred income taxes	2,651	(210)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,540)	(1,000)
Prepaid expenses and other assets	6,615	1,946
Income taxes payable	(4,337)	5,268
Accounts payable and accrued expenses	(335)	6,116
Net amounts due to/from governmental entities	(448)	273
Net cash provided by operating activities	18,337	32,770

Investing activities
Purchases of property, building, and equipment	(3,493)	(1,770)
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(10,892)	(5,479)
Net cash used in investing activities	(14,385)	(7,249)

Financing activities
Proceeds from line of credit	36,935	9,022
Payments on line of credit	(36,935)	(14,745)
Principal payments on debt	–	(84)
Payments on capital leases	(10)	(7)
Excess tax benefits from vesting of restricted stock	319	614
Proceeds from employee stock purchase plan	231	189
Purchase of additional controlling interest	(252)	–
Noncontrolling interest distributions	(4,140)	(3,648)
Net cash used in financing activities	(3,852)	(8,659)
Change in cash	100	16,862
Cash at beginning of period	288	394
Cash at end of period	$388	$17,256

Supplemental disclosures of cash flow information
Interest paid	$94	$24
Income taxes paid	$6,556	$1,912

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended March 31, 2011
	Home-Based Services	Facility-Based Services	Total
Net service revenue	$141,801	$19,982	$161,783
Cost of service revenue	77,089	11,867	88,956
Provision for bad debts	2,408	154	2,562
General and administrative expenses	50,063	4,977	55,040
Operating income	12,241	2,984	15,225
Interest expense	(85)	(9)	(94)
Non-operating income	150	22	172
Income before income taxes and noncontrolling interest	12,306	2,997	15,303
Income tax expense	4,678	483	5,161
Noncontrolling interest	2,095	353	2,448
Net income attributable to LHC Group, Inc.	$5,533	$2,161	$7,694

Total assets	$331,539	$35,723	$367,262

	Three Months Ended March 31, 2010
	Home-Based Services	Facility-Based Services	Total
Net service revenue	$127,957	$17,204	$145,161
Cost of service revenue	63,901	10,087	73,988
Provision for bad debts	1,955	104	2,059
General and administrative expenses	41,492	4,275	45,767
Operating income	20,609	2,738	23,347
Interest expense	(22)	(2)	(24)
Non-operating income (loss), including gain on sale of assets	41	(12)	29
Income before income taxes and noncontrolling interest	20,628	2,724	23,352
Income tax expense	6,759	751	7,510
Noncontrolling interest	3,766	452	4,218
Net income attributable to LHC Group, Inc.	$10,103	$1,521	$11,624

Total assets	$295,640	$27,460	$323,100

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2011	2010
Key Data:
Home-Based Services:
Home Health
Locations	259	233
Acquired	3	4
De novo	7	2
Total new admissions	26,194	21,805
Medicare new admissions	18,589	16,152
Average weekly census	34,466	30,721
Average Medicare weekly census	26,570	24,640
Medicare completed and billed episodes	42,066	38,736
Average Medicare case mix for completed and billed Medicare episodes	1.26	1.27
Average reimbursement per completed and billed Medicare episodes	$2,383	$2,481
Total visits	879,935	786,457
Total Medicare visits	666,185	617,367
Average visits per completed and billed Medicare episodes	15.8	15.9
Organic growth (1):
Net revenue	4.5%	8.6%
Net Medicare revenue	2.3%	8.4%
Total new admissions	11.8%	9.8%
Medicare new admissions	8.5%	13.4%
Average weekly census	7.1%	1.6%
Average Medicare weekly census	3.6%	2.7%
Medicare completed and billed episodes	4.3%	6.3%

Hospice
Locations	29	22
Acquired	5	1
Admissions	919	665
Average Daily Census	833	561
Patient Days	75,001	50,471
Average revenue per patient day	$139	$138

Facility-Based Services:
Long-term Acute Care
Locations	9	8
Patient days	15,333	13,872
Patient acuity mix	1.01	0.98
Average revenue per patient day	$1,208	$1,142

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

CONTACT: Eric Elliott
         Vice President of Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com